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                                                                    EXHIBIT 99.1

Contact:
Corrections Corporation of America, Nashville
Karin Demler - (615)263-3005

                  CORRECTIONS CORPORATION OF AMERICA ANNOUNCES
                  FIRST QUARTER RESULTS AND REVERSE STOCK SPLIT

        NASHVILLE, Tenn.--(BUSINESS WIRE)--May 7, 2001--Corrections Corporation of America (NYSE:CXW - news; the "Company") (formerly Prison Realty Trust, Inc.) today announced its operating results for the three months ended March 31, 2001. In addition, the Company announced that its Board of Directors has declared a 1 for 10 reverse split of the Company's common shares to be effective May 18, 2001.

        The first quarter results discussed below include the operating results of the former operating company that was acquired October 1, 2000, and the former service companies that were acquired December 1, 2000. As a result of these acquisitions, the operating results of the Company for the first quarter of 2001 and the first quarter of 2000 are not comparable. Because the reverse split will not be effective until May 18, all per share amounts reported for the first quarter are prior to adjustment for the reverse split.

        The Company reported a net loss of $10.1 million, or $0.04 per share, for the first quarter of 2001 compared with a net loss of $35.9 million, or $0.30 per share, for the first quarter of 2000. Results for the first quarter of 2001 include the effect of a non-cash charge of $6.0 million, or approximately $0.025 per share, related to the accounting for an interest rate swap agreement in accordance with Statement of Financial Accounting Standards No. 133 ("SFAS 133") discussed below. First quarter consolidated revenues amounted to $240.4 million. Consolidated EBITDA for the quarter was $47.1 million while average compensated occupancy for the quarter was 88.3%.

        Commenting on the first quarter operating results, President and CEO John Ferguson stated, "We are pleased with the Company's first quarter results. We achieved solid increases in occupancy and operating margins while consolidated EBITDA increased to $47.1 million. In addition, we have sold two assets this year generating net proceeds of over $90 million which were used to retire debt." Ferguson continued, "In 1999 the Company had received a going concern opinion from its independent accountants. We were therefore pleased to receive an unqualified audit opinion with respect to our recently released 2000 financial statements."

REVERSE STOCK SPLIT

        The Company's Board of Directors has declared a 1 for 10 reverse split of the Company's common stock effective May 18, 2001, as part of the Company's efforts to enhance the marketability of its common stock and maintain its listing on the New York Stock Exchange ("NYSE"). It is anticipated that the Company's common stock will begin trading on the NYSE on a post reverse stock split basis on May 18 under its current symbol "CXW." Commenting on the reverse split, Ferguson stated, "The Board believes the reverse split is in the best interest of the Company and its stockholders. In addition to maintaining our listing on the NYSE, increasing the share price of the


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common stock through the reverse split should make our shares more attractive to a broader universe of investors."

        American Stock Transfer and Trust Company, the Company's newly appointed transfer agent, will effect the exchange of pre-split stock certificates from the Company's registered stockholders for new certificates in the name of Corrections Corporation of America. Cash will be paid in lieu of issuing fractional shares of common stock as a result of the reverse stock split based on the closing price of the common stock on the NYSE on May 17. Except for the payment of cash in lieu of a fractional share, the reverse stock split will not affect any stockholder's proportionate equity interest in the Company, nor will it change any of the rights of the holders of the common stock. Immediately after the reverse split, the Company estimates that it will have approximately
25.2 million common shares issued and outstanding.

NON-CASH CHARGE

        Included in the results for the first quarter of 2001 was a non-cash charge of $6.0 million related to the accounting for an interest rate swap agreement in accordance with SFAS 133. The interest rate swap agreement is maintained by the Company as required under the terms of its senior credit facility. The charge resulted from adjusting such swap agreement to its estimated market value. The Company will continue to adjust the interest rate swap agreement to its estimated market value on a quarterly basis, potentially resulting in additional non-cash charges or gains. However, as the Company does not expect to terminate the swap agreement prior to maturity, the non-cash charge is expected to reverse into earnings prior to December 31, 2002.

ASSET SALES

        During the quarter, the Company sold its Mountain View correctional facility located in Spruce Pine, North Carolina, for net proceeds of approximately $24.9 million. During April 2001, the Company also sold its interest in its Agecroft prison facility located in Salford, England, for approximately $65.7 million. Proceeds from these sales were used to immediately pay-down amounts outstanding under the Company's senior credit facility.

CASH POSITION

        EBITDA for the quarter amounted to $47.1 million while debt service cost for the quarter, excluding non-cash items, amounted to approximately $30.0 million. At March 31, 2001, the Company had cash on hand of approximately $58.9 million and had $50.0 million available under its working capital line of credit.


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OPERATIONS UPDATE

        At March 31, 2001, key operating statistics for the Company were as follows:

===============================================================================
                                                                 Pro Forma
                                            Quarter Ended     Quarter Ended
             Metric                         March 31, 2001   December 31, 2000
-------------------------------------------------------------------------------
Average Available Beds                           61,462             61,462
Average Compensated Occupancy                      88.3%              86.9%
Total Compensated Man-Days                    4,883,865          4,915,894

Revenue per Compensated Man-Day              $    47.91         $    46.96
Operating Cost per Compensated
  Man-Day                                    $    37.06         $    38.71
Operating Margin per Compensated
 Man-Day                                     $    10.85         $     8.25

Operating Margin Rate                              22.6%              17.6%
===============================================================================

        During the quarter the Company successfully renewed contracts at increased rates in five jurisdictions representing approximately 1,900 beds. President and CEO John Ferguson stated, "We continue to emphasize the importance of filling existing beds and improving our operating margins. Along these lines, we increased average occupancy to 88.3% during the first quarter of 2001 from 86.9% during the fourth quarter of 2000 and significantly improved our operating margin over the previous quarter. In addition, three facilities received accreditation from the American Correctional Association. We are proud of the fact that 75% of our facilities have earned this certification."

        Ferguson continued, "Year-to-date, the Company has made significant progress in a number of areas. With respect to the balance sheet, we have reduced outstanding indebtedness by over $90 million through the successful sale of two assets. This represents an excellent start toward our goal of refinancing our long-term debt and rationalizing our capital structure. From an operational perspective, we generated strong EBITDA growth, improved occupancies and successfully renewed five contracts. We believe these results reflect the success of our ongoing efforts to reinvent the Company."

ABOUT THE COMPANY

        The Company is the nation's largest provider of detention and corrections services to governmental agencies with approximately 61,000 beds in 65 facilities under contract for management in the United States and Puerto Rico. The Company's full range of services includes


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management of new or existing jails and prisons for adults and juveniles, long distance transportation services and the design, construction and renovation of prison facilities.

FORWARD-LOOKING STATEMENTS

        This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. Factors that could cause operating and financial results to differ are described in the Company's Form 10-K, as well as in other documents filed with the Securities and Exchange Commission, and these factors include, but are not limited to, the growth of the private corrections and detention industry, the Company's ability to obtain and maintain facility management contracts and general market conditions. The Company does not undertake any obligation to publicly release the result of any revisions to forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

               CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES
                      (FORMERLY PRISON REALTY TRUST, INC.)
                      CONDENSED CONSOLIDATED BALANCE SHEETS
             (UNAUDITED AND IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                      March 31,         December 31,
ASSETS                                                   2001               2000
------                                                ---------         ------------
Cash and cash equivalents                             $   58,901         $   20,889
Restricted cash                                            9,031              9,209
Accounts receivable, net of allowance
   of $1,619 and $1,486, respectively                    133,314            132,306
Income tax receivable                                      2,090             32,662
Prepaid expenses and other current
   assets                                                 17,609             18,726
Assets held for sale under contract                       65,432             24,895
                                                      ----------         ----------
         Total current assets                            286,377            238,687
Property and equipment, net                            1,602,463          1,615,130

Investment in direct financing lease                      23,532             23,808
Assets held for sale                                      71,850            138,622



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
Goodwill                                                                  110,671            109,006
Other assets                                                               46,255             51,739
                                                                       ----------         ----------
         Total assets                                                  $2,141,148         $2,176,992
                                                                       ==========         ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Accounts payable and accrued expenses                                  $  226,317         $  243,312
Income taxes payable                                                        7,014              8,437
Distributions payable                                                      11,253              9,156
Current portion of long-term debt                                         384,123             14,594
                                                                       ----------         ----------
          Total current liabilities                                       628,707            275,499
Long-term debt, net of current portion                                    738,978          1,137,976
Deferred tax liabilities                                                   59,267             56,450
Fair value of interest rate swap
   agreement                                                               10,364                  -
Other liabilities                                                          19,055             19,052
                                                                       ----------         ----------
         Total liabilities                                              1,456,371          1,488,977
                                                                       ----------         ----------
Commitments and contingencies
Preferred stock - $0.01 par value;
   50,000 shares authorized:
Series A - 4,300 shares issued and
   outstanding; stated at
   liquidation preference of $25.00
   per share                                                              107,500            107,500
Series B - 3,407 and 3,297 shares
   issued and outstanding at March 31
   2001 and December 31, 2000,
   respectively; stated at
   liquidation preference of $24.46
   per share                                                               83,334             80,642



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
Common stock - $0.01 par value; 400,000
   shares authorized; 243,886 and 235,395
   shares issued and 243,874 and 235,383
   shares outstanding at March 31, 2001
   and December 31, 2000, respectively                                      2,439              2,354

Additional paid-in capital                                              1,307,666          1,299,390

Deferred compensation                                                      (2,491)            (2,723)

Retained deficit                                                         (809,034)          (798,906)

Treasury stock, 12 shares, at cost                                           (242)              (242)

Accumulated other comprehensive loss                                       (4,395)                 -
                                                                       ----------         ----------
         Total stockholders' equity                                       684,777            688,015
                                                                       ----------         ----------
         Total liabilities and
           stockholders' equity                                        $2,141,148         $2,176,992
                                                                       ==========         ==========













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              CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES
                      (FORMERLY PRISON REALTY TRUST, INC.)
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
         (UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                             For the Three Months
                                                                                    Ended
                                                                                   March 31,
                                                                            ------------------------
                                                                             2001             2000
                                                                            --------        --------
REVENUE:
   Management and other                                                     $237,972        $      -
   Rental                                                                      2,410          11,460
   Licensing fees from affiliates                                                  -           2,576
                                                                            --------        --------
                                                                             240,382          14,036
                                                                            --------        --------
EXPENSES:
   Operating                                                                 184,655               -
   General and administrative                                                  8,600           2,536
   Depreciation and amortization                                              12,701          12,924
   Write-off of amounts under lease arrangements                                   -           4,000
                                                                            --------        --------
                                                                             205,956          19,460
                                                                            --------        --------
OPERATING INCOME (LOSS)                                                       34,426         (5,424)
                                                                            --------        --------
OTHER (INCOME) EXPENSE:
   Equity (earnings) loss and
     amortization of deferred gain, net                                           85           (162)
   Interest expense, net                                                      34,069          28,482
   Strategic investor fees                                                         -               7
   Change in fair value of interest rate swap agreement                        5,969               -
   Unrealized foreign currency transaction loss                                  385               -
                                                                            --------        --------
                                                                              40,508          28,327
                                                                            --------        --------



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
LOSS BEFORE INCOME TAXES                                                      (6,082)        (33,751)
   Benefit for income taxes                                                      775               -
                                                                            --------        --------
NET LOSS                                                                      (5,307)        (33,751)
   Distributions to preferred stockholders                                    (4,821)         (2,150)
                                                                            --------        --------
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS                                   $(10,128)       $(35,901)
                                                                            ========        ========
BASIC NET LOSS AVAILABLE TO COMMON
 STOCKHOLDERS PER COMMON SHARE                                              $  (0.04)       $  (0.30)
                                                                            ========        ========
DILUTED NET LOSS AVAILABLE TO COMMON
  STOCKHOLDERS PER COMMON SHARE                                             $  (0.04)       $  (0.30)
                                                                            ========        ========
WEIGHTED AVERAGE COMMON SHARES
   OUTSTANDING, BASIC AND DILUTED                                            236,034         118,395
                                                                            ========        ========